                                                                    EXHIBIT 10.6

                                                                  EXECUTION COPY


                             JOINT SALES AGREEMENT

                                    between

                          POURTALES RADIO PARTNERSHIP;
                           POURTALES HOLDINGS, INC.;
                              SPRINGS RADIO, INC.;
                                KVUU/KSSS, INC.;

                                      AND

                          CITADEL BROADCASTING COMPANY


                               December 15, 1995


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                               TABLE OF CONTENTS

                                                                        PAGE
1.       Certain Definitions.................................................1
             Additional Station..............................................1
             Additional Station Acquisition..................................2
             Change of Control...............................................2
             Citadel Colorado Springs Stations...............................2
             Citadel Spokane Stations........................................2
             Citadel Stations................................................2
             Collection Period...............................................2
             Colorado Springs Market.........................................2
             Commencement Date...............................................2
             Delinquent Accounts.............................................2
             FCC.............................................................2
             FCC Laws........................................................2
             Foreclosure.....................................................2
             Independent Third Party.........................................3
             Initial Term....................................................3
             JSA Fee.........................................................3
             Lender..........................................................3
             Liquidation.....................................................3
             Permitted Designee..............................................3
             Person..........................................................3
             Pourtales Colorado Springs Station..............................3
             Pourtales Existing Accounts Receivable..........................3
             Pourtales Future Accounts Receivable............................3
             Pourtales Spokane Stations......................................3
             Pourtales Stations..............................................4
             Reorganizing Transaction........................................4
             Sale of a Station...............................................4
             Spokane Market..................................................4
             Station.........................................................4
             Station Collateral..............................................4
             Term............................................................4
             Termination Date................................................4
             Trade Agreements................................................4
             Trade Expenses..................................................4
             Trade Imbalance.................................................5
             Trade Liabilities...............................................5
             Trade Receivables...............................................5
             Trade Revenue...................................................5
             Trade Schedule..................................................5
             Triathlon Agreement.............................................5

2.       Exclusive Right to Sell Advertising.................................5

3.       Term................................................................5

4.       Certain Matters Relating to Citadel Sales Functions.................6

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
5.       Traffic; Invoicing..................................................7

6.       Trade...............................................................8

7.       Accounts Receivable.................................................9

8.       JSA Fee............................................................10

9.       Termination........................................................11

10.      Acquisitions and Transfers.........................................12

11.      Representations and Warranties.....................................14

12.      Additional Covenants of the Parties................................15

13.      Triathlon Agreement Consummation...................................16

14.      Relationship of Parties............................................17

15.      General Provisions.................................................18

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                             JOINT SALES AGREEMENT

             This Joint Sales Agreement (the "Agreement") is made and entered into as of the 15th day of December, 1995, by and between Pourtales Radio Partnership, a Colorado partnership ("Pourtales"); Pourtales Holdings, Inc., a Colorado corporation ("PHI"); Springs Radio, Inc., a Colorado corporation ("SRI") and KVUU/KSSS, Inc., a Colorado corporation ("KKI"), on the one hand; and Citadel Broadcasting Company, a Nevada corporation ("Citadel"), on the other hand, with agreement by Triathlon Broadcasting Company, a Delaware corporation ("Triathlon"), for purposes of Section 13. Pourtales, PHI, SRI and KKI and sometimes referred to herein collectively as the "Pourtales Entities," and individually as a "Pourtales Entity."

                                    PREAMBLE

             Citadel is the licensee of the Citadel Stations (as such term is defined below). Pourtales is the licensee of the Pourtales Spokane Stations (as such term is defined below), SRI is the licensee of radio stations KVOR-AM and KSPZ-FM, each licensed to Colorado Springs, Colorado and KKI is the licensee of radio stations KTWK-AM and KUVV-FM, each licensed to Colorado Springs, Colorado. PHI owns all of the outstanding capital stock of SRI. The Pourtales Entities and Citadel desire to enter into an arrangement whereby Citadel will provide certain sales and services to Pourtales with respect to the Pourtales Stations (as such term is defined below), and the parties are entering into this Agreement for that purpose.

             The Pourtales Entities and Triathlon intend to enter into an Amended and Restated Purchase and Sale Agreement dated as of August 12, 1995, which will be amended and restated after the date hereof, under which Triathlon will agree to purchase, among others, all of the Pourtales Stations. The parties to this Agreement intend that if Triathlon becomes the licensee of any of the Pourtales Stations, Triathlon will, with respect to such radio stations, be entitled to the benefits and be subject to the obligations of the Pourtales Entities under this Agreement as and to the same extent as if Triathlon were an original party hereto in place of the Pourtales Entities.

             Therefore, for and in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

             1. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

             "Additional Station" means a radio station acquired, programmed or marketed by a party pursuant to an Additional Station Acquisition.

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             "Additional Station Acquisition" means the purchase of, or the entering into of an agreement to program or market, a radio station, directly or indirectly, by a party to this Agreement, which radio station is licensed to either the Colorado Springs Market or the Spokane Market; provided, however, that the purchase of any of the Pourtales Stations by Triathlon pursuant to the Triathlon Agreement shall not be deemed an Additional Station Acquisition.

             "Change of Control" with respect to a party to this Agreement means (a) the sale of such party to an Independent Third Party or group of Independent Third Parties pursuant to which the Independent Third Party or group of Independent Third Parties acquires capital stock of such party possessing the voting power under normal circumstances to elect a majority of such party's board of directors (whether by merger, consolidation or sale or transfer of such party's capital stock) or (b) the sale or other transfer of all or substantially all of such party's assets determined on a consolidated basis; provided, however, that a Change of Control shall not be deemed to occur with respect to any of the Pourtales Entities solely by reason of the purchase of any of the Pourtales Stations by Triathlon pursuant to the Triathlon Agreement.

             "Citadel Colorado Springs Stations" means radio stations KKFM-FM and KKMG-FM, each licensed to Citadel.

             "Citadel Spokane Stations" means radio stations KGA-AM, KJRB-AM, KDRK-FM and KEZE-FM (application pending to change call sign to KAEP-FM), each licensed to Citadel.

             "Citadel Stations" means the Citadel Colorado Springs Stations and the Citadel Spokane Stations.

             "Collection Period" has the meaning provided in Section 7(a).

             "Colorado Springs Market" means the Arbitron Metro Survey Area that includes Colorado Springs, Colorado, as published by The Arbitron Company from time to time.

             "Commencement Date" means January 1, 1996.

             "Delinquent Accounts" has the meaning provided in Section 7(b).

             "FCC" means the Federal Communications Commission.

             "FCC Laws" has the meaning provided in Section 9(d).

             "Foreclosure" means and includes a foreclosure by a lender on its security interest, an assignment of collateral to a

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lender in lieu of foreclosure, or any other realization on collateral by a lender.

             "Independent Third Party" with respect to any party to this Agreement means any Person who, immediately prior to the contemplated transaction, does not own (assuming the conversion, exchange or exercise of all outstanding options, warrants, convertible securities and similar rights held by such Person, regardless of whether currently exercisable) in excess of 5% of the common stock on a fully diluted basis of such party (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendant (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or any of such other Persons.

             "Initial Term" has the meaning provided in Section 3.

             "JSA Fee" has the meaning provided in Section 8.

             "Lender" means any Person holding a security interest in or to any of the Station Collateral.

             "Liquidation" of a party to this Agreement means the dissolution of such party in accordance with applicable law and the liquidation of such party's assets following dissolution.

             "Permitted Designee" has the meaning provided in Section 10(d).

             "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or governmental entity or any department, agency or political subdivision thereof.

             "Pourtales Colorado Springs Stations" means radio stations KTWK-AM, KVOR-AM, KVUU-FM and KSPZ-FM, each licensed to Pourtales Entities as set forth in the Preamble.

             "Pourtales Existing Accounts Receivable" means the accounts receivable, other than Trade Receivables, of the Pourtales Stations existing as of the Commencement Date.

             "Pourtales Future Accounts Receivable" means the accounts receivable, other than Trade Receivables, of the Pourtales Stations, and all other revenue from the sale of advertising time on any of the Pourtales Stations, arising from and after the Commencement Date.

             "Pourtales Spokane Stations" means radio stations KEYF-AM/FM, KUDY-AM and KKZX-FM, each licensed to Pourtales.

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             "Pourtales Stations" means the Pourtales Colorado Springs Stations and the Pourtales Spokane Stations.

             "Reorganizing Transaction" with respect to a party to this Agreement means any assignment, sale or other transfer by such party to any Person other than an Independent Third Party (a) of capital stock of such party possessing the voting power under normal circumstances to elect a majority of such party's board of directors (whether by merger, consolidation or sale or transfer of directors (whether by merger, consolidation or sale or transfer of such party's capital stock) or (b) of all or substantially all of such party's assets determined on a consolidated basis; provided, however, that a Reorganizing Transaction shall not be deemed to occur by reason of the distribution of assets of any party pursuant to the Liquidation of such party, or (c) with respect to which the parties to the transaction would be entitled to obtain required FCC approval pursuant to a "pro forma" transfer or assignment application (FCC Form 316).

             "Sale of a Station" means and includes (a) the sale of, or the entering into of an agreement with another Person to program, a Station by any party to this Agreement, other than (i) pursuant to a Change of Control, (ii) a Foreclosure or (iii) a sale of any of the Pourtales Stations to Triathlon pursuant to the Triathlon Agreement, and (b) the distribution or other transfer of any Station pursuant to the Liquidation of a party.

             "Spokane Market" means the Arbitration Metro Survey Area that includes Spokane, Washington, as published by The Arbitron Company from time to time.

             "Station" means one of the Citadel Stations or the Pourtales Stations, as required by the context.

             "Station Collateral" has the meaning provided in Section 10(b).

             "Term" has the meaning provided in Section 3.

             "Termination Date" has the meaning provided in Section 9(c).

             "Trade Agreements" of a radio station means all barter agreements, arrangements, commitments or understandings, whether written or oral, requiring the licensee of such radio station to provide advertising time on such radio station.

             "Trade Expenses" of a radio station means expenses of such radio station which have been paid through the use of goods or services received by such radio station pursuant to a Trade Agreement.

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             "Trade Imbalance" of a radio station means, at any point in time, the amount by which the Trade Receivables of the radio station exceed the amount of its Trade Liabilities.

             "Trade Liabilities" of a radio station means the unperformed obligation of the radio station to run advertising time pursuant to one or more Trade Agreements, valued in accordance with the historical practices of the radio station.

             "Trade Receivables" of a radio station means the value of the goods and services received or to be received but not yet used by the radio station in exchange for advertising that has been or is required to be run on the radio station pursuant to a Trade Agreement, which value is determined in accordance with historical practices of the radio station.

             "Trade Revenue" of a radio station means revenue of the radio station received pursuant to a Trade Agreement.

             "Trade Schedule" has the meaning provided in Section 6(a).

             "Triathlon Agreement" means that certain Amended and Restated Purchase and Sale Agreement dated as of August 12, 1995 among Triathlon and the Pourtales Entities to be entered into by such parties.

             2. Exclusive Right to Sell Advertising. The Pourtales Entities hereby grant Citadel the exclusive right to sell advertising on their respective Pourtales Stations, as sales agent for the Pourtales Entities, during the Term to local, regional or national advertisers pursuant to the terms and conditions set forth herein. Citadel agrees at all times during the Term to exercise the same efforts it historically has exercised for the Citadel Stations to sell advertising on the Pourtales Stations to local, regional and national advertisers. The Pourtales Entities agree to exercise reasonable efforts at all times during the Term to program and promote their respective Pourtales Stations so as to enhance their ratings.

             3. Term. The term of this Agreement (the "Initial Term") shall commence on the Commencement Date and, unless sooner terminated or extended in accordance with any of the remaining provisions of this Agreement, shall expire on December 31, 2000. The Initial Term may be extended for up to two additional consecutive five year terms by Citadel or the Pourtales Entities upon written notice to the other prior to expiration of the then existing term. Such extension or consent thereto by any of the Pourtales Entities shall bind all of the Pourtales Entities. The Initial Term, as so extended, if applicable, is referred to herein as the "Term." Notwithstanding any provision contained in this Agreement to the contrary, either Citadel or the Pourtales Entities may, upon written notice to the other parties hereto, terminate

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this Agreement prior to the Commencement Date, in which event none of the parties hereto shall have any further liability or obligation to any other party, unless, prior to such date, (a) Citadel has approved the Triathlon Agreement as contemplated by Section 13(b) and (b) each of the parties hereto has obtained the consent of their lender as contemplated by Section 10(c). Such a termination by any of the Pourtales Entities shall be deemed a termination by all of the Pourtales Entities.

             4.   Certain Matters Relating to Citadel Sales Functions.

                  (a) Citadel shall have the right to offer advertising spots on the Pourtales Stations to advertisers individually and in combination with advertising on any or all of the Citadel Stations.

                  (b) The Pourtales Entities shall prepare a rate card for their respective Pourtales Stations presenting the rates of each such Station for all classes of time and day-parts it makes available to advertisers and provide such rate cards to Citadel. Citadel shall be entitled to rely on the rates contained on such rate cards in offering to sell advertising on the Pourtales Stations. When offering the rates of any of the Pourtales Stations in combination with any or all of the Citadel Stations, Citadel may offer a discount of not more than 25% from the stated rates. The Pourtales Entities shall have the right to change the rates listed on their respective rate cards, but shall promptly provide written notice of all such changes to Citadel. Such rate changes shall be effective only after Citadel has received written notice thereof. The Pourtales Entities agree to honor all advertising arranged by Citadel that is based on rates in effect prior to any changes for 30 days following the date such rate change becomes effective.

                  (c) In offering to sell advertising on any of the Pourtales Stations, Citadel shall have the right, in its sole discretion, to determine the particular spot packages that shall be offered to advertisers and to decide on a case-by-case basis whether to offer a particular spot packages that shall be offered to advertisers and to decide on a case-by-case basis whether to offer a particular potential advertiser the opportunity to purchase time on any of the Pourtales Stations in combination with any of the Citadel Stations; provided, however, that the parties agree that all advertisers offered the opportunity to purchase spots in combination will also be provided the opportunity to purchase time on the Pourtales Stations individually. Upon request of any of the Pourtales Entities, Citadel shall provide the requesting party with information concerning the packages Citadel is offering or has offered for sale to any advertisers. The Pourtales Entities agree to provide Citadel with any information in their possession with respect to the programming, demographics and ratings of the Pourtales Stations to assist Citadel in its efforts to solicit advertising sales.

                  (d) All advertising placed on the Pourtales Stations by Citadel shall be governed by this Agreement. Citadel

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shall be permitted to solicit advertising for the Pourtales Stations directly from current clients of and agencies customarily dealing with the Pourtales Stations. Citadel shall have full authority to handle all advertising sales for such accounts unless the advertiser or agency with which Citadel is dealing subsequently instructs Citadel that accounts must be handled by one of the Pourtales Entities.

                  (e) Citadel and the Pourtales Entities agree that any advertising offer to any candidates for political office to air on the Pourtales Stations will be handled in strict accordance with the Communications Act of 1934, as amended, and the rules and regulations of the FCC, and will be supported by documentation as required by the FCC and the Pourtales Entities. Citadel shall promptly provide all required related documentation to the Pourtales Entities for inclusion in their respective public inspection files at the Pourtales Stations. The parties acknowledge that although the appropriate Pourtales Entities, under applicable FCC laws, have sole authority and responsibility to assure that all candidate advertising on their respective Pourtales Stations complies with FCC rules and regulations, it shall be Citadel's responsibility to conduct itself at all times in a manner that will permit the Pourtales Entities to be and remain in compliance with such rules and regulations.

                  (f) During the term of this Agreement, Citadel shall maintain books and records relating to its activities hereunder in accordance with commercially reasonable practices, and afford any of the Pourtales Entities or Triathlon, at their sole cost and expense and at a mutually convenient time, the right to review and inspect such books and records; provided, that such inspection shall be conducted in a manner that does not disrupt the normal business operations of the Stations.

             5.   Traffic; Invoicing.

                  (a) Citadel shall perform all traffic functions for the Pourtales Stations. All orders sold by Citadel shall be run unless the relevant Pourtales Entity has previously sold out all of the inventory of the relevant Pourtales Stations for a day-part that is included in a particular advertising buy; provided, however, that each Pourtales Entity shall at all times have the right to reject any advertising spot containing matter which, in its sole opinion, is unsatisfactory, unsuitable, contrary to the public interest or violative of any federal, state or local law, including, without limitation, the rules and regulations of the FCC.

                  (b) Citadel shall be responsible for sending in a timely manner invoices and billing statements to clients and agencies for all advertising run on the Pourtales Stations, and copies of all invoices shall be provided to the Pourtales Entities along with weekly pacing reports, monthly account summaries and

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other billing information reasonably requested by the Pourtales Entities.

                  (c) Citadel shall use commercially reasonable efforts to ensure that advertisers and agencies pay the Pourtales Entities separately from Citadel for advertising purchased to air on the Pourtales Stations, whether such advertising is carried independently on the Pourtales Stations or in combination with one or more Citadel Stations. Citadel shall collect and hold such payments, as agent for the Pourtales Entities, pursuant to Section 7(b).

                  (d) Citadel will ensure that the Pourtales Stations receive individual tapes and traffic orders from all advertisers on their respective Stations, including providing copies of such tapes and orders from other Stations that may be involved in combination buys in the event that the Station's copies do not arrive on schedule. The Pourtales Entities and Citadel shall keep each other informed as to the status of all production materials for advertising sold by Citadel to air on the Pourtales Stations.

             6.   Trade.

                  (a) The Pourtales Entities shall exercise reasonable efforts between the date hereof and the Commencement Date to eliminate any Trade Imbalance existing at any of the Pourtales Stations. On or before the Commencement Date, the Pourtales Entities shall deliver to Citadel a schedule (the "Trade Schedule"), certified by the chief financial officer of the appropriate Pourtales Entities as true and correct, setting forth, as of the Commencement Date, (i) a description of each of the Trade Agreements then in effect with respect to each of the Pourtales Stations, (ii) the Trade Receivables of each of the Pourtales Stations and (iii) the Trade Liabilities of each of the Pourtales Stations. The Trade Liabilities set forth on the Trade Schedule shall be run in accordance with the terms of the applicable Trade Agreement set forth on the Trade Schedule. Citadel shall be entitled to all the Trade Receivables of the Pourtales Stations existing as of the Commencement Date for use in satisfying its obligations under this Agreement and otherwise operating the Citadel Stations.

                  (b) Citadel may in its discretion enter into Trade Agreements during the Term which require advertising time to be run on the Pourtales Stations; provided, however, that Citadel shall obtain the prior written approval of the Pourtales Entities before entering into any Trade Agreements that will result in Trade Receivables that will not be used by Citadel for the sole purpose of satisfying its obligations under this Agreement or otherwise operating the Citadel Stations. Trade Liabilities resulting from such Trade Agreements shall be run on the Pourtales Stations, as appropriate, in accordance with the terms of the applicable Trade Agreements. Citadel shall be entitled to all of the resulting

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Trade Receivables for use in satisfying its obligations under this Agreement and otherwise operating the Citadel Stations.

             7.   Accounts Receivable.

                  (a) On or before the Commencement Date, the Pourtales Entities shall deliver to Citadel a list of the Pourtales Existing Accounts Receivable. Citadel, for a period of 120 days commencing with the Commencement Date (the "Collection Period", as agent for the Pourtales Entities, shall collect the Pourtales Existing Accounts Receivable in accordance with Citadel's normal collection processes and procedures. In no event shall Citadel be required to institute litigation or to retain third parties to institute litigation or to retain third parties to institute collection procedures with respect to the Pourtales Existing Accounts Receivable. All remittances will be applied first to the oldest Pourtales Existing Accounts Receivable.

                  One-half of the remittances on the Pourtales Existing Accounts Receivable collected by Citadel on behalf of the Pourtales Entities shall be remitted to the appropriate Pourtales Entities on or before the expiration of each 15-day period during the Collection Period, and the balance of all remittances on Pourtales Existing Accounts Receivable collected by Citadel on behalf of the Pourtales during the Collection Period shall be remitted to the appropriate Pourtales Entities within five days after termination of the Collection Period. Citadel shall be under no obligation to segregate any remittances prior to their payment to the Pourtales Entities, and Citadel may commingle and otherwise use such funds in its sole discretion. During the Collection Period, at the option of the Pourtales Entities, the Pourtales Entities shall be permitted to collect their respective Pourtales Existing Accounts Receivable that remain outstanding after 60 days, or are disputed in writing by the relevant account debtor. Each remittance by Citadel to the Pourtales Entities shall be accompanied by a written report by Citadel setting forth the aggregate amount of the Pourtales Existing Accounts Receivable during the period for which payment is made, along with a breakdown by account debtor. At the end of the Collection Period, Citadel shall account for all collected Pourtales Existing Accounts Receivable and provide the Pourtales Entities with all documentation relating to their respective uncollected Pourtales Existing Accounts Receivable. Citadel shall have no obligation with respect to Pourtales Existing Accounts Receivable that it is unable to collect. After the end of the Collection Period, the Pourtales Entities shall be entitled to collect any of their respective Pourtales Existing Accounts Receivable that remain uncollected.

                  (b) The Pourtales Entities hereby grant Citadel the exclusive right, as agent for the Pourtales Entities, to collect the Pourtales Future Accounts Receivable. Citadel shall make such collections in accordance with Citadel's normal collection processes and procedures. In no event shall Citadel be required to

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institute litigation or to retain third parties to institute collection efforts with respect to the Pourtales Future Accounts Receivable. All remittances will be applied first to the oldest Pourtales Future Accounts Receivable.

                  Citadel shall be entitled to deduct from all remittances on Pourtales Future Accounts Receivable collected on behalf of the Pourtales Entities the JSA Fee payable to Citadel. All remittances on Pourtales Future Accounts Receivable collected by Citadel on behalf of their appropriate Pourtales Entities net of the JSA Fee shall be remitted to the appropriate Pourtales Entities in accordance with Exhibit A annexed hereto. Citadel shall be under no obligation to segregate any remittances prior to their payment to the Pourtales Entities, and Citadel may commingle and otherwise use such funds in its sole discretion. During the Term, at option of the Pourtales Entities, the Pourtales Entities shall be permitted to collect their respective Pourtales Future Accounts Receivable that remain outstanding after 60 days, or are disputed in writing by the relevant account debtor ("Delinquent Accounts". Each remittance by Citadel to the Pourtales Entities shall be accompanied by a written report from Citadel setting forth the aggregate amount of the Pourtales Future Accounts Receivable and the aggregate amount of cash collections of such Pourtales Future Accounts Receivable during the period for which payment is made, along with a breakdown by account debtor. Promptly after the end of the Term, Citadel shall account for all collected Pourtales Future Accounts Receivable and provide the Pourtales Entities with all documentation relating to their respective uncollected Pourtales Future Accounts Receivable. Citadel shall have no obligation with respect to any Pourtales Future Accounts Receivable that it is unable to collect.

             8. JSA Fee. In consideration for its services under this Agreement, Citadel shall be entitled to a fee (the "JSA Fee"), calculated in accordance with Exhibit A. The parties acknowledge and agree that (a) Citadel, as the joint sales agent for both the Citadel Stations and the Pourtales Stations, will possess certain discretionary authority in directing advertising opportunities to the Stations, (b) it would be impracticable for the Pourtales Entities to monitor each of the discretionary decisions of Citadel in making such allocations and (c) to ensure that advertising opportunities of the Stations are allocated to the Citadel Stations and the Pourtales Stations equitably, the parties have established the formula set forth on Exhibit A for determining the JSA Fee. The parties acknowledge and agree that the formula set forth on Exhibit A fairly reflects the apportionment of advertising among the Stations that could reasonably be expected in light of the relative market positions of the Citadel Stations and the Pourtales Stations. The JSA Fee shall be payable within ten days after the end of each calendar month during the Term (the first payment to commence in February 1996), and within ten days after termination of the Agreement, except where a different time is permitted by the provisions of Exhibit A.

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             9.   Termination.

                  (a) Subject to clause (c) below, the Pourtales Entities on one hand, and Citadel on the other hand, may terminate this Agreement upon the occurrence of any of the following events:

                      (i) The breach by the non-terminating party of any material provision in this Agreement, other than a payment breach of the type described in clause (b) below, which remains uncured as of the expiration of the 30-day period following written notice of breach to the non-terminating party by the terminating party;

                      (ii) Any representation or warranty by the non-terminating party herein shall be incorrect in any material respect; or

                      (iii) The non-terminating party shall (A) make a general assignment for the benefit of its creditors, (B) have filed against it a petition in bankruptcy which is not dismissed within 60 days after the filing thereof, (C) be adjudicated as bankrupt or insolvent, (D) have appointed a receiver or other custodian (permanent or temporary) of the assets of its company or property, or any portion thereof, by any court of competent jurisdiction, (E) have filed against it any proceedings for a composition with creditors under any state or federal law, which proceedings are not dismissed within 60 days after the filing thereof, or (F) file a petition under any federal or state bankruptcy law or similar law affording protection with respect to its creditors.

                  (b) Subject to clause (c) below, any of the Pourtales Entities may terminate this Agreement upon the breach by Citadel of its remittance obligations under Section 7 of this Agreement or Exhibit A, which breach remains uncured as of the expiration of the five-day period following written notice of breach to Citadel by any of the Pourtales Entities.

                  (c) Termination of this Agreement by any party pursuant to Sections 9(a) or 9(b) shall be effective as of a date ("Termination Date") specified in a written notice by the terminating party to the other; provided, however, that in the event of any termination pursuant to Section 9(a), the Termination Date shall be a date not sooner than 180 days after the date of such written notice. Such termination right may be exercised in addition to and not in lieu of any other right or remedy to which the terminating party may be entitled, at law or in equity.

                  (d) If for any reason this Agreement or the parties' relationship contemplated hereunder is determined to be in violation of the Communications Act of 1934, as amended, or the rules, regulations or policies of the FCC (collectively, the "FCC Laws"), this Agreement shall promptly terminate without further obligation on the part of any party except as provided in Section 9(h).

                  (e) This Agreement shall be terminated automatically and without notice to or further action by any party upon the consummation of Citadel's purchase of the Pourtales Stations pursuant to Section 13(b).

                  (f) In the event of the termination of this Agreement by any party pursuant to this Section 9 (other than Section 9(e)), or the expiration of the Term, Citadel shall exercise commercially reasonable efforts to encourage its then existing sales staff for the Pourtales Stations to accept employment offers from the Pourtales Entities, if any.

                  (g) Any termination of this Agreement by any of the Pourtales Entities pursuant to this Section 9 shall effect a termination of this Agreement by all of the Pourtales Entities. Any termination of this Agreement by Citadel with respect to any of the Pourtales Entities shall constitute a termination of this Agreement by Citadel with respect to all of the Pourtales Entities.

                  (h) Upon termination of this Agreement pursuant to this
Section 9, no further rights, obligations or liabilities shall accrue from and after the date of termination with respect to any party, except (i) to the extent permitted by FCC Laws, the parties shall perform those obligations arising through and including the date of termination, (ii) the obligation of each party to cooperate reasonably and in good faith to effect the transfer to the other, as appropriate, of the obligations theretofore undertaken by such party pursuant to this Agreement, (ii) the obligations imposed upon Citadel by
Section 9(f) and (iv) the obligation of the Pourtales Entities to collect the Pourtales Future Accounts Receivable existing as of the date of termination and the obligation of the parties to make post-termination payments pursuant to Exhibit A, each of which obligations shall survive the termination of this Agreement notwithstanding any other provision contained herein to the contrary.

             10.  Acquisitions and Transfers.

                  (a) In the event any party to this Agreement effects an Additional Station Acquisition, the Additional Station shall be subject to all of the provisions of this Agreement. In such event, the parties agree to negotiate in good faith any modifications to this Agreement required to preserve for the parties, following the addition of the Additional Station to this Agreement, the relative benefits and obligations of the parties contemplated hereby.

                  (b) In the event of a Foreclosure on any of the Stations, any of the assets related thereto, or any interest in this Agreement (the "Station Collateral") by any Lender, such

Lender shall be bound by each of the provisions of this Agreement, from and after the date of Foreclosure, as and to the same extent as if an original party hereto in place of the party against whom such Foreclosure was effected. If such Lender, in effecting a Foreclosure, elects to take possession of or title to any of the Station Collateral through a trust or other entity, such Lender shall cause such other entity, prior to taking possession or title and as a condition thereto, to execute a written agreement to be bound by the provisions of this Agreement, in form and substance reasonably acceptable to the party against whom the Foreclosure has not been effected.

                  (c) Citadel and the Pourtales Entities shall exercise commercially reasonable efforts to obtain prior to the Commencement Date, and shall at all times thereafter maintain in full force and effect, for the benefit of each of the other parties to this Agreement, a written agreement executed by each of the Lenders of such party (including both existing and future Lenders) to comply with the provisions of clause (b) above, such agreement to be in form and substance reasonably acceptable to each of the parties to this Agreement.

                  (d) If any party to this Agreement desires to effect a Sale of a Station, the selling party shall first deliver to the other party (the "Other Party") a written offer to sell to the Other Party the Station on the terms and conditions set forth in the written offer. The Other Party shall have the right, exercisable by written notice delivered to the selling party within 45 days from the date of delivery of such offer to the Other Party, to purchase the Station for the price and on the terms and conditions contained in such written offer. If the Other Party is at the time of such written action prohibited by the ownership limitations imposed by the FCC Laws from purchasing the Station, the Other Party may designate another Person (a "Permitted Designee") to accept the written offer in place of the Other Party. If the Other Party or a Permitted Designee accepts the offer, the parties shall promptly negotiate and execute a definitive purchase agreement and file the appropriate applications with the FCC for transfer of the Station. The definitive purchase agreement shall include customary representations and warranties for transactions of this type.

                  If the Other Party or a Permitted Designee does not accept the written offer within the foregoing time, the selling party may sell the Station to a third party pursuant to and on the terms contained in such written offer; provided that if an agreement is not entered into within 120 days after delivery of the written offer to the Other Party, or if there is a material change in the terms of sales from those contained in the written offer, the selling party shall again offer the Other Party the right to purchase the Station, within the foregoing time periods and subject to the foregoing terms, before effecting any Sale of a Station to another party. Upon the Sale of a Station to a third party in accordance with the provisions of this Section 10(d), such third party shall be subject to each of the provisions of this Agreement as and to the same extent if an original party hereto in place of the selling party. In the event of a sale to a third party permitted by this Section 10(d), as a condition to the consummation thereof, such third party shall, at the request of the Other Party, provide written assurance, in form and substance reasonably acceptable to the Other Party, that the provisions of this Agreement shall be binding upon such third party effective upon its purchase of the Station.

                  (e) For purposes of this Section 10, the Pourtales Entities shall be treated as a single party, and unless otherwise agreed in a writing executed by all of the Pourtales Entities and delivered to Citadel, Pourtales shall act as the representative of all of the Pourtales Entities, with full power and authority to bind them with respect to any actions taken under this
Section 10.

                  (f) This Agreement shall be binding upon the parties and their successors and assigns notwithstanding any Change of Control or Reorganizing Transaction with respect to any party hereto. Any party effecting a Change of Control or Reorganizing Transaction shall provide written notice thereof to the other party at least 30 days prior to the consummation of such transaction and prior to such consummation shall provide written assurance, in form and substance reasonably acceptable to the other party, that the provisions of this Agreement shall remain binding upon the party effecting a Change of Control or Reorganizing Transaction and/or its successor notwithstanding the consummation thereof.

             11. Representations and Warranties. Citadel represents and warrants to the Pourtales Entities and Triathlon, and the Pourtales Entities and Triathlon each represent and warrant to Citadel, as follows:

                  (a) Such Person is duly organized, validly existing and in good standing under the laws of the state of its formation, with all requisite power to own all of its property and assets and to carry on its business as it is now being conducted, and to execute, perform and deliver this Agreement and related agreements, documents and instruments referred to herein. The execution, performance and delivery of this Agreement have been duly and validly authorized by all necessary action on the part of such Person, all requisite stockholder or partner consents and approvals have been obtained by such Person to the execution and such related agreements, documents and instruments are and will be the valid and binding obligations of such Person, enforceable against such Person in accordance with the terms hereof.

                  (b) The execution, performance and delivery of this Agreement in accordance with the terms hereof by such Person will not, as of the date hereof or as of the Commencement Date (i) violate any existing provision of any law or violate any existing term or provision of any order, writ, judgment, injunction or decree applicable to such Person, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of the formation or organizational documents of such Person or any other material agreement or instrument to which such Person is a party by which such Person is bound or subject, (iii) constitute a breach or default of or an acceleration under, or an event that with the passing of time or the giving of notice or both would constitute a breach or default of or acceleration under, any material agreement or instrument to which such Person is a party or by which such Person is bound or (iv) result in a creation or imposition of any lien, charge, security interest, encumbrance or claim upon or in any of the Stations of such Person.

                  (c) The execution, performance and delivery by such Person of this Agreement and the related agreements, instruments and documents referred to herein do not require the consent, approval or action of, or any filing with, or notice to, any Person except for consents or approvals previously disclosed in writing by such Person to the other parties to this Agreement, which consents shall, in any event, be obtained on or before the Commencement Date.

                   12.  Additional Covenants of the Parties.

                  (a) Each party shall, at all times during the Term, comply with all federal, state and local laws, ordinances, requirements and regulations, and all judgments, orders, injunctions and decrees applicable to such party and its operations, the failure to comply with which would have a material adverse effect on such party's ability to perform its obligations under this Agreement.

                  (b) Each party shall, at all times during the Term, maintain in full force and effect, and apply in a timely manner for the renewal of, all licenses, trademarks, trade names and agreements necessary for the operation of its business, the loss of any of which would have a material adverse effect on such party's ability to perform its obligations under this Agreement.

                  (c) Each party shall keep confidential the terms and conditions of this Agreement and all information obtained by it with respect to the other in connection with the performance of this Agreement, except for disclosures to such party's employees, investors, lenders, agents and other representatives as may be necessary in connection with the business operations of such party, and except for such disclosures as may be required on the part of any party to comply with the disclosure requirements imposed upon such party by applicable securities laws. Upon expiration or termination of this Agreement, each Party shall return to the other, without retaining any copy thereof, all confidential documents, correspondence and other information relating to the other party.

                  (d) All rights, powers and remedies herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so they will not render this Agreement invalid or unenforceable, in whole or in part, under applicable law.

                  (e) Each party shall, at the request of the other, execute and deliver to the other such further instruments and perform all such further actions as may be reasonably requested in order to effectuate the purposes of this Agreement.

             13.  Triathlon Agreement Consummation.

                  (a) Upon becoming a licensee of any of the Pourtales Stations pursuant to consummation of the Triathlon Agreement, Triathlon shall, with respect to such radio stations, be entitled to the benefits and be subject to the obligations of the Pourtales Entities under this Agreement as and to the same extent as if Triathlon were an original party hereto in place of the Pourtales Entities. Upon becoming a licensee of any of the Pourtales Stations, Triathlon shall, upon request of Citadel, deliver to Citadel a certificate in form and substance satisfactory to Citadel setting forth (a) the representations and warranties on behalf of the Pourtales Entities as set forth in Section 11, dated as of the date Triathlon becomes the licensee of the Pourtales Station, and (b) the written agreement of Triathlon to be bound by this Agreement. In addition, Triathlon shall, prior to purchasing any of the Pourtales Stations, deliver to Citadel the written consent of Triathlon's Lenders, if any, as required by Section 10(c). At such time as Triathlon becomes the licensee of all of the Pourtales Stations, the Pourtales Entities shall automatically be released from any liability or obligation accruing under this Agreement from and after such date, without notice to or further action by any party hereto.

                  (b) Citadel shall have the right to review the Triathlon Agreement promptly following its execution. Subject to Citadel's written approval of such Triathlon Agreement, and to the occurrence of a "Law Change" or the obtaining by Citadel of a "Waiver," as each of such terms is defined below, in the event Triathlon for any reason fails to consummate the acquisition of the Pourtales Stations in accordance with the provisions of the Triathlon Agreement (a "Triathlon Breach"), the Pourtales Entities agree to sell to Citadel, and Citadel agrees to purchase from the Pourtales Entities, the Pourtales Stations on the terms and conditions set forth in the Triathlon Agreement, except that (i) the date for the consummation thereof shall be delayed for a commercially reasonable time in order to permit Citadel to obtain the appropriate FCC approvals for such purchase and as further provided in
Section 13(d), (ii) the aggregate $18,500,000 purchase price payable under the Triathlon Agreement shall be allocated $17.0 million to the Pourtales Stations and the balance to assets unrelated to the Pourtales Stations and (iii) the Pourtales

Entities shall be entitled to retain any liquidated damages (and related deposits and letter of credit proceeds) to which they are entitled from Triathlon as a result of the Triathlon Breach. The Pourtales Entities shall provide Citadel with written notice of a Triathlon Breach (the "Breach Notice"), and Triathlon hereby agrees that Citadel shall be permitted to rely conclusively upon such Breach Notice and may proceed in accordance with this
Section 13(b) and Section 13(c) without interference from Triathlon. The term "Law Change" means a change in the Communications Act of 1934, as amended, or the rules, regulations and policies of the FCC, which would permit Citadel to own the Pourtales Stations in addition to the radio stations owned, marketed and/or programmed by Citadel. The term "Waiver" means a waiver from the FCC that would permit Citadel to own the Pourtales Stations in addition to the other radio stations owned, marketed and/or Programmed by Citadel.

                  (c) If a Law Change has not occurred as of the date of a Breach Notice, Citadel shall promptly and diligently attempt to obtain a Waiver. If, despite such efforts, Citadel is unable to obtain a Waiver, and as a result Citadel is unable to purchase the Pourtales Stations pursuant to
Section 13(b), Citadel shall have the right and the obligation to exercise commercially reasonable efforts to identify a purchaser (a "Substitute Purchaser") to purchase the Pourtales Stations pursuant to Section 13(b) in place of Citadel. The Triathlon Entities agree to accept any Substitute Purchaser so identified by Citadel.

                  (d) In the event Citadel or a Substitute Purchaser purchases the Pourtales Stations pursuant to Sections 13(b) or 13(c), the purchaser and the Pourtales Entities shall enter into an agreement in the form of the Triathlon Agreement, modified only to reflect the substitution of parties and any changes contemplated by this Section 13 (a "Substitute Purchase Agreement"). If a Law Change has not occurred as of the date of a Breach Notice, Citadel shall have a period of 180 days from the date of the Breach Notice within which to enter into a Substitute Purchase Agreement, or to cause a Substitute Purchaser to enter into a Substitute Purchase Agreement, and a commercially reasonable time thereafter within which to obtain the appropriate FCC approvals for such purchase.

             14. Relationship of Parties. Citadel shall serve solely as an independent contractor and agent for the sale of advertising time in the performance of its duties hereunder, and except as expressly provided in this Agreement, shall not be authorized to act as an agent of or otherwise represent any of the Pourtales Entities in any capacity or manner. Nothing in this Agreement shall constitute a partnership or joint venture between the Pourtales Entities and Citadel. The parties acknowledge that the call letters, trademarks and other intellectual property of each shall at all times remain the property of the respective parties and that neither party shall obtain any ownership interest in the other's intellectual property by virtue of this Agreement.

             15.  General Provisions.

                  (a) No modification or waiver of any provision of this Agreement shall in any event be effective unless such modification or waiver is made in a writing signed by the party against whom such modification or waiver is sought to be enforced, and then only in the specific instance and for the specific purpose for which consent has been given.

                  (b) No failure or delay on the part of any party in exercising any right or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties provided in this Agreement are cumulative and are not exclusive of any right or remedy which either may otherwise have under applicable law.

                  (c) This Agreement shall be construed in accordance with the laws of the State of Arizona without regard to its principles of choice or conflicts of laws.

                  (d) This Agreement and the obligations of the parties hereunder shall at all times be subject to the FCC Laws and the parties shall at all times operate under this Agreement so as to be and remain in compliance with the FCC Laws.

                  (e) This Agreement may be signed in one or more counterparts, each or which shall be deemed a duplicate original, binding on the parties hereto notwithstanding that the parties are not signatory to the same original or the same counterpart.

                  (f) Any notice, demand, consent, approval or request required or permitted to be given under the provisions of this Agreement shall be in writing, addressed to the following addresses, or to such other addresses as any party may request in writing:

             To Citadel:                Citadel Broadcasting Company
                                        1015 Eastman Drive
                                        Bigfork, Montana 59911
                                        Attn: Lawrence R. Wilson

             With copy to:              Donna L. Heffner
                                        1839 South Alma School Road
                                        Suite 264
                                        Mesa, Arizona 85210

             With copies to:            Michael J. Ahearn, Esq.
                                        GALLAGHER & KENNEDY, P.A.
                                        2600 North Central Avenue
                                        Phoenix, Arizona 85004-3020

                                        and

                                        Peter D. O'Connell, Esq.
                                        REED, SMITH, SHAW & McCLAY
                                        1301 K Street, N.W.
                                        Suite 1100-East Tower
                                        Washington, DC 20005-3317

         To the Pourtales               c/o Pourtales Radio Partnership
         Entities:                      205 East Cheyenne Mountain Boulevard
                                        Suite 100
                                        Colorado Springs, Colorado 80906
                                        Attn: C. T. Robinson

         With copy to:                  HOGAN & HARTSON, L.L.P.
                                        Two North Cascade Avenue
                                        Suite 1300
                                        Colorado Springs, Colorado 80903
                                        Attn: Scott A. Blackmun, Esq.

         To Triathlon:                  Triathlon Broadcasting Company
                                        750 B Street, Suite 1920
                                        San Diego, California 92101
                                        Attn:  Norman Feuer

         With copy to:                  Howard J. Tytel, Esq.
                                        The Sillerman Companies, Inc.
                                        150 East 58th Street, 19th Floor
                                        New York, New York 10155

All notices shall be deemed to have been duly delivered and received on the date of personal delivery, on the date of receipt if mailed by registered or certified mail, postage prepaid and return receipt requested, or on the date of the signed receipt if sent by a nationally recognized overnight delivery service.

                  (g) Subject to the provisions of Section 10, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

                  (h) Exhibit A annexed hereto is hereby incorporated herein by this reference.

                  (i) This Agreement embodies the complete and entire agreement and understanding of the parties with respect to the subject matter hereof. No alteration, modification or change of this Agreement shall be valid unless made in writing and signed by all parties.

             IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above first written.

                     [SIGNATURES APPEAR ON FOLLOWING PAGE]

                   [SIGNATURE PAGE TO JOINT SALES AGREEMENT]

                                  CITADEL BROADCASTING COMPANY

                                  By: /s/ Lawrence R. Wilson
                                      ---------------------------
                                      Its: President

                                  POURTALES RADIO PARTNERSHIP

                                  By: /s/ Terry Robinson
                                      ---------------------------
                                      Its:  General Partner

                                  POURTALES HOLDINGS, INC.

                                  By: /s/ Terry Robinson
                                      ---------------------------
                                      Its: ______________________

                                  SPRINGS RADIO, INC.

                                  By: /s/ Terry Robinson
                                      ---------------------------
                                      Its: ______________________

                                  KVUU/KSSS, INC.

                                  By: /s/ Terry Robinson
                                      ---------------------------
                                      Its: ______________________

                                  TRIATHLON BROADCASTING COMPANY
                                  (for purposes of Section 13)

                                  By: /s/ Norman Fever
                                      ---------------------------
                                      Its: President

                                   EXHIBIT A

The JSA Fee payable to Citadel shall be determined as follows:

                  1. Incorporation By Reference. The provisions of the Joint Sales Agreement (the "Agreement") of even date, to which this Exhibit A is annexed, are incorporated herein by this reference in their entirety, with the same force and effect as if fully set forth herein.

                  2. Certain Definitions. For purposes of this Exhibit A, the following terms will have the meanings set forth below:

                     "Applicable Multiplier" means, for each calendar month during the Term through and including June 1997, 55%, and for each calendar month during the Term from and after July 1997, 60%.

                     "Broadcast Cash Flow" for a specified period means (a) the aggregate revenue of the Citadel Stations and the Pourtales Stations for the period, inclusive of Trade Revenues, reduced by (b) the aggregate Citadel Operating Expenses and Pourtales Operating Expenses for the period.

                     "Citadel Accounts Receivable" means (a) the accounts receivable of the Citadel Stations, including Trade Receivables, and all other revenue from the sale of advertising time on any of the Citadel Stations, arising from and after the Commencement Date and (b) the Trade Receivables of the Pourtales Stations arising from and after the Commencement Date.

                     "Citadel Operating Expenses" means (a) the aggregate expenses, whether cash expenses or Trade Expenses, incurred by Citadel directly in connection with the operation of the Citadel Stations and in the performance of its functions for the Pourtales Stations as contemplated by the Agreement, excluding (b) Citadel's Corporate Overhead.

                     "Corporate Overhead" of a Person means (a) costs and expenses of such Person not incurred solely and directly in connection with the operation of one or more of the Stations and (b) the compensation expense of any employees of such Person not employed for the exclusive purpose of rendering services to one or more of the Stations in connection with its operations.

                     "Monthly BCF Report" has the meaning set forth in Section
3.

                     "Monthly Receivable Collections" means the total collections by Citadel of the Pourtales Future Accounts Receivable and the Citadel Accounts Receivable during a calendar month within the Term.

                     "Pourtales Operating Expenses" means (a) the aggregate expenses, whether cash expenses or Trade Expenses, incurred by Pourtales directly in connection with the operation of the Pourtales Stations, including programming costs, music license fees, rating service, promotion expenses, occupancy costs, broadcast tower leases, engineering costs, telephone and power costs and compensation expenses to Pourtales for a general manager/program director, engineer and receptionist/office manager in each of the Colorado Springs Market and the Spokane Market, excluding (b) Pourtales' Corporate Overhead and any severance expenses incurred by Pourtales in connection with the termination of any of its employees resulting from the commencement of the Agreement.

                     "Pourtales Operating Report" has the meaning set forth in
Section 3.

                  3. Calculation and Payment of JSA Fee.

                     (a) Promptly (and in any event within five days) after the last day of each month during the Term, the Pourtales Entities shall deliver to Citadel a statement setting forth in reasonable detail the Pourtales Operating Expenses for the month most recently ended and any revenue of the Pourtales Stations received directly by the Pourtales Entities during such month (including any revenue resulting from the collection of any Delinquent Accounts) (the "Pourtales Operating Report"). Citadel shall prepare and deliver to the Pourtales Entities, on or before five days after Citadel's receipt of the Pourtales Operating Report, a statement (the "Monthly BCF Report") setting forth in reasonable detail the Broadcast Cash Flow for such month. Each Pourtales Operating Report and Monthly BCF Report shall be prepared in accordance with generally accepted accounting principles consistently applied. The Pourtales Entities and Citadel, by signature of their respective chief financial officers, shall certify that each Pourtales Operating Report and Monthly BCF Report delivered by such Person pursuant to this Agreement is true and correct in all material respects and prepared in conformity with this
Section 3(a).

                     (b) Citadel shall be entitled, as its JSA Fee, to an amount equal to the Broadcast Cash Flow for the period covered by each Monthly BCF Report, as reported thereon, multiplied by the Applicable Multiplier in effect during the month covered by such Monthly BCF Report.

                     (c) The Pourtales Operating Expenses and the Broadcast Cash Flow included in the initial Pourtales Operating Report and the initial Monthly BCF Report shall reflect the results of operations of the Stations beginning on the Commencement Date and continuing through the last day of the first month of the Term, and the parties shall appropriately prorate, as of the Commencement Date, all expenses included in the Broadcast Cash Flow calculation for such period.

                  4. Payment of Pourtales Operating Expenses. Citadel shall remit payment to the Pourtales Entities, on the 15th day and on the last day of each calendar month during the Term, in an amount equal to one-half of the Pourtales Operating Expenses incurred and to be incurred for such calendar month, as estimated by the Pourtales Entities in good faith.

                  5. Additional Payments. Subject to the adjustments contemplated by Section 6:

                      (a) Contemporaneously with Citadel's preparation of each Monthly BCF Report. Citadel shall determine the Monthly Receivable Collections for such month and set forth the amount of such Monthly Receivable Collections on such Monthly BCF Report. Contemporaneously with Citadel's delivery of each Monthly BCF Report, (i) Citadel shall deliver to the Pourtales Entities, from such Monthly Receivable Collections, an amount equal to the Pourtales Operating Expenses reflected on the Pourtales Operating Report for such month which have not already been advanced to Pourtales pursuant to Section 4 and (ii) Citadel shall retain from such Monthly Receivable Collections, an amount equal to the Pourtales Operating Expenses reflected on the Pourtales Operating Report for such month equal to the amount advanced by Citadel for such month pursuant to
Section 4.

                      (b) Upon making the payments described in Section 5(a), Citadel shall deduct from the Monthly Receivable Collections an amount equal to the Citadel Operating Expenses for such month as reflected on the Monthly BCF Report.

                      (c) Upon making the payments described in Sections 5(a) and 5(b), (i) Citadel shall deduct from the remaining Monthly Receivable Collections an amount equal to its JSA Fee for such month and (ii) Citadel shall remit to the Pourtales Entities an amount equal to the Broadcast Cash Flow for such month as reflected on the Monthly BCF Report, reduced by the JSA Fee payable to Citadel for such month.

                      (d) If the Monthly Receivable Collections for any month are insufficient to pay the amounts described in Sections 5(a), 5(b) and 5(c) for such month, the Monthly Receivable Collections shall be applied in the following order of priority: (i) first, to the payments required by Section 5(a), (ii) second, to the payments required by Section 5(b) and (iii) third, to the payments described in Section 5(c), on a pro rata basis based upon the relative amounts owed to the parties.

                      (e) If, as a result of the application of the provisions of Section 5(d), the amounts owed to any of the parties pursuant to Sections 5(a), 5(b) and 5(c) are not fully paid out of Monthly Receivable Collections during any calendar month (the "Unpaid Amounts"), the Unpaid Amounts shall be paid from the Monthly Receivable Collections during the immediately following month after the payments required to be made for such following month described in Sections 5(a) and 5(b) and prior to the payments required to be made for such following month described in 5(c).

                  6. Notwithstanding any provision contained in Section 5 to the contrary:

                      (a) If in any month during the Term any of the Pourtales Entities receives directly any revenue from any of the Pourtales Stations, the amounts otherwise payable to any of the Pourtales Entities under Section 5 shall be reduced by the amount of such payment.

                      (b) If the Pourtales Entities receive payment pursuant to
Section 4 for any month in an amount which exceeds the Pourtales Operating Expenses actually incurred by the Pourtales Entities for such month, such excess shall be deducted from the payment otherwise due to the Pourtales Entities for such month pursuant to Section 5(c)(ii).

                      (c) If Monthly Receivable Collections for any month are insufficient to permit Citadel to make the payments required by Section 5(a)(i), Citadel shall nevertheless make such payment directly to the Pourtales Entities (a "Citadel Expense Payment"). Citadel shall be entitled to recover any Citadel Expense Payment from available Monthly Receivable Collections, and prior to making any further payments under Section 5.

                  7. Promptly (and in any event within five days) after termination of the Agreement, the Pourtales Entities shall deliver to Citadel a Pourtales Operating Report covering any period during the Term for which Citadel has not previously been paid a JSA Fee (the "Termination Period"). Within five days after receiving the Pourtales Operating Report, Citadel shall prepare and deliver to the Pourtales Entities a Monthly BCF Report covering the Termination Period. Notwithstanding the termination of the Agreement, the Pourtales Entities shall continue to collect the Pourtales Future Accounts Receivable existing as of the date of termination and each of the parties shall remain obligated to pay to the other, from their collection of the Pourtales Future Accounts Receivable and Citadel Accounts Receivable, respectively,

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the payments to which the parties are entitled for the Termination Period pursuant to Section 5.

                  8. Within 20 days of the date of execution of the Agreement, the Pourtales Entities shall deliver to Citadel a budget setting forth their budgeted Pourtales Operating Expenses for calendar year 1996, and Citadel shall deliver to the Pourtales Entities a budget setting forth the budgeted Broadcast Cash Flow, exclusive of the Pourtales Operating Expenses, for the calendar year 1996. Commencing in 1996 and continuing during each successive year within the Term, the Pourtales Entities shall deliver to Citadel, on or before November 15 of such year, a budget setting forth the budgeted Pourtales Operating Expenses for the immediately following year, and on or before December 1 of such year, Citadel shall deliver to the Pourtales Entities a budget setting forth the budgeted Broadcast Cash Flow (incorporating the budget provided by the Pourtales Entities) for the immediately following year. Each party shall prepare its budget reasonably and in good faith. The parties shall exercise commercially reasonable efforts to perform their respective obligations under the Agreement so as to achieve the results set forth in their respective budgets, subject to the right of any party to deviate from its budget as it reasonably deems appropriate to respond to competitive conditions.

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